Exhibit 99.2

June 10, 2020

ChemoCentryx Prices Public Offering of Common Stock

MOUNTAIN VIEW, Calif., June 10, 2020 (GLOBE NEWSWIRE) — ChemoCentryx, Inc. (Nasdaq:CCXI) announced today that it has priced an underwritten public offering of 5,200,000 shares of its common stock at a price to the public of $58.00 per share. The gross proceeds to ChemoCentryx from the offering, before underwriting discounts and commissions and offering costs, are expected to be $301,600,000. ChemoCentryx has granted the underwriters a 30-day option to purchase up to an additional 780,000 shares of its common stock on the same terms and conditions. All shares of the common stock to be sold in the offering will be offered by ChemoCentryx. The offering is expected to close on June 15, 2020, subject to satisfaction of customary closing conditions.

SVB Leerink and Piper Sandler are acting as joint lead bookrunning managers for the offering, Canaccord Genuity and Raymond James are acting as passive joint bookrunning managers for the offering and H.C. Wainwright & Co. is acting as lead manager for the offering.

A registration statement on Form S-3 relating to these securities became effective upon filing with the U.S. Securities and Exchange Commission (SEC) on June 10, 2020. The offering is being made only by means of a prospectus supplement and accompanying prospectus, which have been filed with the SEC and are available on the SEC’s website located at http://www.sec.gov. These documents may also be obtained from: SVB Leerink LLC, Attn: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone at (800) 808-7525, ext. 6218, or by email at syndicate@svbleerink.com; or Piper Sandler & Co., Attn: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, by telephone at (800) 747-3924, or by email at prospectus@psc.com.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or other jurisdiction.

About ChemoCentryx

ChemoCentryx is a biopharmaceutical company developing new medications targeted at inflammatory and autoimmune diseases and cancer. ChemoCentryx targets the chemokine and chemoattractant systems to discover, develop and commercialize orally-administered therapies.

Forward-Looking Statements

ChemoCentryx cautions that statements included in this press release that are not a description of historical facts are forward-looking statements. Words such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “potential,” “continue” or “project” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations and include the Company’s statements regarding the completion of its offering. The inclusion of forward-looking statements should not be regarded as a representation by ChemoCentryx that any of its plans will be achieved. Actual results may differ from those set forth in this release due to the risks and uncertainties inherent in the ChemoCentryx business and other risks described in the Company’s filings with the SEC. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and ChemoCentryx undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. Further information regarding these and other risks is included under the heading “Risk Factors” in ChemoCentryx’s periodic reports filed with the SEC, including ChemoCentryx’s Annual Report on Form 10-K filed with the SEC on March 10, 2020 and its other reports which are available from the SEC’s website (www.sec.gov). All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Contacts:

Susan M. Kanaya

Executive Vice President, Chief Financial and Administrative Officer

investor@chemocentryx.com

Media:

Stephanie Tomei

408.234.1279

media@chemocentryx.com

Investors:

Burns McClellan, Inc.

William Slattery, Jr.

212.213.0006

bslattery@burnsmc.com

Source: ChemoCentryx, Inc.